UNITED FIRE & CASUALTY COMPANY AND SUBSIDIARIES
EXHIBIT 11. COMPUTATION OF EARNINGS PER COMMON SHARE

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                                    (Dollars in Thousands Except Per Share Data and Number of Shares)
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
                                         Weighted Average                  Net
Three-Month Periods Ended                Number of Shares               Income             Earnings Per
September 30,                                 Outstanding               (Loss)             Common Share
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1998                                           10,088,460           $  (1,963)                $  (0.19)
1997                                           10,727,322                3,591                     0.33
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                                 (Dollars in Thousands Except Per Share Data and Number of Shares)
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                                          Weighted Average
Nine-Month Periods Ended                 Number of Shares                Net               Earnings Per
September 30,                                 Outstanding               Income             Common Share
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1998                                           10,495,773            $  19,529                  $  1.86
1997                                           10,727,479               16,112                     1.50
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


Computation of weighted average number of common and common equivalent shares:

-------------------------------------------------------------------------------------------
Three-Month Periods Ended September 30,                        1998                 1997
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Common shares outstanding beginning of the period           10,066,721          10,727,322
Weighted average of the common
shares purchased and retired or reissued                        21,739                   -
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Weighted average number of common shares                    10,088,460          10,727,322
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Nine-Month Periods Ended September 30,                         1998                 1997
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Common shares outstanding beginning of the period           10,727,322          10,727,712
Weighted average of the common
shares purchased and retired or reissued                      (231,549)               (233)
-------------------------------------------------------------------------------------------
Weighted average number of common shares                    10,495,773          10,727,479
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

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